Exhibit 23.1

BROUSSARD. POCHE. LEWIS & BREAUX. L.L.P.

CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT AUDITORS

As Independent Auditors, we hereby consent to the incorporation by reference in this Form 10-K of American Bancorp, Inc. for the years ended December 31, 2003, 2002 and 2001 of our report dated January 21, 2004, which appears on Page 29 through 60 of the annual report to shareholders.

/s/ Broussard, Poche, Lewis & Breaux LLP

Lafayette, Louisiana
January 21, 2004